                                                                      EXHIBIT 21

                           SUBSIDIARIES OF PSINET INC.


                              DOMESTIC SUBSIDIARIES
1.       Applied Integrations Services, Inc. (DE)
2.       Caribbean Internet Services Corporation  (PR)
3.       CASO Consulting North America Corp. (DE)
4.       International Distribution & Consulting, Inc. (NJ)
5.       Internet Network Technologies, Inc.  (CA)
6.       IoCOM, Inc. (OK)
7.       LCT, Incorporated (VA)
8.       Metamor Business Solutions Holdings, Inc. (DE)
9.       Metamor Business Solutions, Inc. (DE)
10.      Metamor Enterprise Operations, Inc. (DE)
11.      Metamor Global Solutions Acquisition Sub #1, Inc. (DE)
12.      Metamor Industry Solutions Acquisition Sub #1, Inc. (DE)
13.      Metamor Information Technology Services Acquisition Sub #1, Inc. (DE)
14.      Metamor International Holdings, Inc. (DE)
15.      Metamor International Holdings II, Inc. (DE)
16.      Metamor NextLinx Services, Inc. (DE)
17.      Metamor Resources, Inc. (NV)
18.      Metamor Solutions, Inc. (DE)
19.      Metamor Solutions Resources, Inc. (NV)
20.      Metamor Worldwide International Holdings, Inc. (DE)
21.      NDC Group, Inc. (DE)
22.      Primesource Technologies, Inc. (DE)
23.      PSINet Asia Holdings Inc. (DE)
24.      PSINet Consulting Solutions Enterprise Group, Inc. (DE)
25.      PSINet Consulting Solutions Global Group, Inc. (CA)
26.      PSINet Consulting Solutions Government Services, Inc. (FL)
27.      PSINet Consulting Solutions Holdings, Inc. (DE)
28.      PSINet Consulting Solutions, Inc. (DE)
29.      PSINet Consulting Solutions Knowledge Services, Inc. (TX)
30.      PSINet Consulting Solutions Management, Inc. (DE)
31.      PSINet Europe Inc. (NY)
32.      PSINet IMEA Holdings Inc. (DE)
33.      PSINet Miami Management, Inc. (DE)
34.      PSINet New York Shelf Inc. (NY)
35.      PSINet North America Holdings Inc. (DE)
36.      PSINet Realty Inc. (DE)
37.      PSINet Security Services Inc. (DE)
38.      PSINet South America Holdings Inc.(DE)
39.      PSINet Strategic Investments, Inc. (DE)
40.      PSINet Strategic Services, Inc. (DE)
41.      PSINet Telecom Limited  (DE)
42.      PSINetworks Company (DE)
43.      PSINet Ventures Ltd. (DE)
44.      PSIWeb Inc. (DE)
45.      R.B. Investments Delaware, Inc. (DE)
46.      R.G. Investments Delaware, Inc. (DE)
47.      R.P. Accord Systems, Inc. (CA)
48.      Sports ISP, Inc. (DE)
49.      Technology and Process Consulting, Inc.(DE)
50.      Telalink Corporation (TN)
51.      Telecom Licensing Inc. (DE)
52.      Telecom Licensing of Virginia, Inc. (VA)

53.      UHF SPV Inc. (DE)
54.      Visual Services International, Inc. (DE)
55.      Xpedior America Incorporated (DE)
56.      Xpedior Incorporated (DE)
57.      Xpedior K Incorporated (DE)
58.      Xpedior M Incorporated (IL)
59.      Xpedior S Incorporated (CA)
60.      Xpedior V Incorporated (TX)
61.      Xpedior W Incorporated (IL)


                              FOREIGN SUBSIDIARIES

1.       AAA Internet Limited (Hong Kong)
2.       ACS Technologies (France)
3.       Aramis Socitval, S. L. (Spain)
4.       AsiaNet  Limited (Hong Kong)
5.       CADVision Development Corporation (Canada)
6.       CASO Consulting GmbH (Germany)
7.       CASO Systemberatung GmbH (Germany)
8.       CASO Verwaltungsgesellschaft mbH (Germany)
9.       Controladora PSINet S.A. de C.V. (Mexico)
10.      Cordoba Holdings Limited (States of Jersey)
11.      Correionet-Comercio, Teleinformatica e Marketing S.A. (Brazil)
12.      DDS Asia Pacific Pty Ltd. (Australia)
13.      DDS Latin America, SRL de C.V. (Mexico)
14.      Decan (UK) Limited (United Kingdom)
15.      Dokinet Kft (Hungary)
16.      Domain Acesso e Servicos Internet Ltda. (Brazil)
17.      Espace Telebase (France)
18.      EUnet GB Limited  (United Kingdon)
19.      Fax2Mail (Canada)
20.      Fircosoft (France)
21.      Fircosoft, Inc. (France)
22.      Geolink (France)
23.      Global Link Information Services Limited (Hong Kong)
24.      GlobalNet Informatica Ltda. (Brazil)
25.      HID (France)
26.      Hong Kong Internet & Gateway Services Limited (Hong Kong)
27.      Horizontes Internet Ltda. (Brazil)
28.      IDEC (France)
29.      Internet Plus Pty Ltd. (Australia)
30.      Inversiones Tribeca S.A. (Chile)
31.      ITN S.A. (Chile)
32.      La Chaux-de-Fonds Branch Office of PSINet Europe B.V. (Switzerland)
33.      LinkAge WebMedia Limited (Hong Kong)
34.      Lomitur S.A. (Uruguay)
35.      London Hosting Centre Limited (States of Jersey)
36.      Metamor Cayman Islands (Cayman Islands)
37.      Metamor Holdings (Australia) Pty Ltd. (Australia)
38.      Metamor Holdings (Denmark) 1 ApS
39.      Metamor Holdings (Denmark) 2 ApS
40.      Metamor Holdings (France) (France)
41.      Metamor Holdings (Germany) GmbH (Germany)
42.      Metmor Holdings (UK) Ltd. (United Kingdom)
43.      Metamore Netherlands Holdings 1, B.V. (Netherlands)
44.      Metamore Netherlands Holdings 2, B.V. (Netherlands)
45.      Metamore Netherlands Holdings 3, B.V. (Netherlands)
46.      Metamore Netherlands Holdings 4, B.V. (Netherlands)

47.      Metamore Netherlands Holdings 5, B.V. (Netherlands)
48.      Metamore Netherlands Holdings 6, B.V. (Netherlands)
49.      Metamore Netherlands Holdings 7, B.V. (Netherlands)
50.      Metamor Worldwide Australia Pty Ltd. (Australia)
51.      Metamor Worldwide (Canada), Inc. (Canada)
52.      Modem Holdings Limited (States of Jersey)
53.      Netexpress Servicios Internet Limitada (Chile)
54.      Netup S.A. (Chile)
55.      PAI Consulting GmbH (Germany)
56.      Pitaco Assessoria Tecnica Ltda. (Brazil)
57.      Pontocom Consultoria e Tecnologia Internet Ltda. (Brazil)
58.      PSINet (Europe) SARL (Switzerland)
59.      PSINet Argentina S.A. (Argentina)
60.      PSINet Asia-Pacific Limited (Hong Kong)
61.      PSINet Australia Pty Ltd (Australia)
62.      PSINet Austria (Austria)
63.      PSINet Belgium S.P.R.L. (Belgium)
64.      PSINet Chile S.A. (Chile)
65.      PSINet Datacenter France S.A.R.L. (France)
66.      PSINet Datacenter Germany GmbH (Germany)
67.      PSINet Datacenter Hong Kong Limited (Hong Kong)
68.      PSINet Datacenter Japan Limited (Japan)
69.      PSINet Datacenter Korea Ltd. (Korea)
70.      PSINet Datacenter Netherlands B.V. (Netherlands)
71.      PSINet Datacenter Switzerland SARL (Switzerland)
72.      PSINet Datacentre UK Limited (United Kingdom)
73.      PSINet do Brazil (Brazil)
74.      PSINet Europe B.V. (Netherlands)
75.      PSINet Europe Limited (Ireland)
76.      PSINet France SARL (France)
77.      PSINet Germany GmbH (Germany)
78.      PSINet Germany Holding GmbH (Germany)
79.      PSINet Holdings Australia Limited (Australia)
80.      PSINet Hong Kong Limited (Hong Kong)
81.      PSINet Hosting Centre Limited (States of Jersey)
82.      PSINet Italy S.r.l. (Italy)
83.      PSINet Japan Inc. (Japan)
84.      PSINet Jersey Limited (States of Jersey)
85.      PSINet Korea (Korea)
86.      PSINet Limited (Canada)
87.      PSINet Limited (United Kingdom shelf)
88.      PSINet Magyarorszag Kft. (Hungary)
89.      PSINet Mexico, S.A. de C.V. (Mexico)
90.      PSINet Netherlands B.V. (Netherlands)
91.      PSINet Networks Mexico, S.A. de C.V. (Mexico)
92.      PSINet Panama, Inc. (Panama)
93.      PSINet Realty and Datacenter Europe S.A.R.L (Switzerland)
94.      PSINet Realty Argentina S.A. (Argentina)
95.      PSINet Realty Australia Pty Limited (Australia)
96.      PSINet Realty Canada Limited (Canada)
97.      PSINet Realty France (France)
98.      PSINet Realty Germany GmbH (Germany)
99.      PSINet Realty Hong Kong Limited (Hong Kong)
100.     PSINet Realty Korea Ltd. (Korea)
101.     PSINet Realty Netherlands B.V. (Netherlands)
102.     PSINet Realty Switzerland SARL (Switzerland)
103.     PSINet Realty UK Limited (United Kingdom)
104.     PSINet Spain S.L. (Spain)
105.     PSINet Sweden A.B. (Sweden)

106.     PSINet Switzerland SARL (Switzerland)
107.     PSINet Taiwan Inc. (Republic of China)
108.     PSINet UK Limited (United Kingdom)
109.     PSINet Uruguay S.A. (Uruguay)
110.     PSINet Uruguay Servicios de Internet SRL (Uruguay)
111.     PSINet Wireless Hong Kong Limited (Hong Kong)
112.     PSINetworks Canada Limited (Canada)
113.     PSINetworks Europe SARL (Switzerland)
114.     PSINetworks Japan Inc. (Japan)
115.     PSINetworks Mexico S.A. de C.V.
116.     PSINetworks UK Limited (United Kingdom)
117.     PSIWeb Europe Limited (Ireland)
118.     R.G. Investments Panama Inc. (Panama)
119.     Sao Paulo Online S/C Ltda. (STI) (Brazil)
120.     Servicios PSINet, S.A. de C.V. (Mexico)
121.     Servnet Servicos de Informatica e Comunicacao Ltda. (Brazil)
122.     Site Internet Ltda. (TBA Internet) (Brazil)
123.     SpiderNet (Hong Kong) Limited (Hong Kong)
124.     SSD S.A. (Argentina)
125.     Terzomellennio Srl (Italy)
126.     Tokyo Internet Corporation (Japan)
127.     Toronto Hosting Centre Limited (Canada)
128.     Unix Support Nederland (Netherlands)
129.     Vision Network Limited (Hong Kong)
130.     Wavis Equipamentos de Informatica Ltda (Openlink) (Brazil)
131.     Xpedior (Australia) Pty Ltd. (Australia)
132.     Xpedior (Canada) Incorporated (Canada)
133.     Xpedior (UK) Limited (United Kingdom)